UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Cardigant Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Rosecrans Avenue, St 500, Manhattan Beach, California 90266

 (Address of Principal Executive Offices)

Registrant’s telephone number:    (310) 421-8654

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.

Entry into a Material Definitive Agreement.

On September 23, 2014, Cardigant Medical, Inc. (the “Company”) entered in a share exchange agreement with Hong Kong Takung Assets and Equity of Artworks Exchange Co., Limited, a Hong Kong limited liability company, (“Takung”), and the shareholders of Takung. Pursuant to the share exchange agreement, the Company will be issuing 209,976,000 restricted shares of common stock, par value $0.001 to the shareholders of Takung  in exchange and as consideration for 20,000,000 common shares of Takung, being all the issued and outstanding shares of Takung (the “Transaction”).  After closing, we will have a total of 233,306,662 shares of common stock issued an outstanding , of which the shareholders of Takung will hold approximately 90% of the same.

The closing of the Transaction shall take place at a date and time as the parties may mutually determine.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Share exchange Agreement between the Company, Hong Kong Takung Assets and Equity of Artworks Exchange Co., Limited and two shareholders of Hong Kong Takung Assets and Equity of Artworks Exchange Co., Limited dated September 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardigant Medical Inc.

Date: September 23, 2014

/s/ Jerett A. Creed
Name: Jerett A. Creed
Title: Chief Executive Officer, Chief Financial Officer and Director